Golf Entertainment resumes operations as TV broadcaster

(BUSINESSWIRE ATLANTA JAN 8, 2002) GOLF ENTERTAINMENT, INC. (OTCBB: GECC) ANNOUNCED TUESDAY IT HAS RESUMED OPERATIONS AFTER A 9-MONTH PERIOD OF INACTIVITY. THE COMPANY CEASED OPERATIONS IN APRIL OF LAST YEAR FOLLOWING A DOWNTURN IN ITS PRINCIPAL MARKET SECTOR. HEADQUARTERED IN ALPHARETTA, GEORGIA, THE COMPANY IS NOW SEEKING A NEW FACILITY IN SPRINGDALE, ARKANSAS.

IN RETURNING TO OPERATION THE COMPANY SELECTED A NEW CHAIRMAN AND CEO, DR. TIM BROOKER. RONALD G. FARRELL, FORMERLY CEO, REMAINS AS A BOARD MEMBER AND WILL CHAIR THE AUDIT COMMITTEE. NEW BOARD MEMBERS ARE LOREN PEDERSON AND ANNETTE GORE. THE COMPANY RESUMED ACTIVE OPERATIONS ON FRIDAY, JANUARY 4, 2002.

THE NEW CHAIRMAN SAID HE WAS PLEASED TO INFORM SHAREHOLDERS, "WE'RE BACK AND LOOKING FORWARD TO AN ACTIVE YEAR."

THE COMPANY IS STILL PURSUING ITS PRIMARY MISSION: ENTERTAINMENT. BROOKER SAID A CHANGE OF COURSE BROUGHT THE COMPANY TO A UNIQUE OPPORTUNITY. IT WILL NOW FOCUS ON TV BROADCASTING AS A MEANS OF MAKING THE COMPANY PROFITABLE.

GOLF SIGNED A DECEMBER 31, 2001 DEAL WITH THE GENESIS TRUST OF BENTONVILLE, ARKANSAS, IN WHICH THE COMPANY ACQUIRED BROADCAST TELEVISION ASSETS, THE RIGHT TO COMPLETE PURCHASE OF A TV BROADCAST STATION AND A NETWORK AFFILIATION WITH HISPANIC TELEVISION NETWORK, INC., (OTCBB: HTVN).

THE COMPANY WILL ISSUE 3.75 MILLION SHARES OF ITS STOCK FOR THE ASSETS WHICH THE TRUST RECENTLY ACQUIRED AT AUCTION FOR JUST OVER $1.0 MILLION DOLLARS. THE COMPANY SAID THE TRANSACTION REFLECTS ITS STOCK BEING VALUED BY THE TRUST AT $0.27 CENTS PER SHARE. THE COMPANY IS NOW DETERMINING HOW THE TRANSACTION, WHICH WAS RECORDED IN FISCAL 2001, WILL BE REPORTED IN ITS UPCOMING ANNUAL REPORT.

GOLF IS NOW THE ONLY SPANISH-LANGUAGE TELEVISION BROADCASTER IN ARKANSAS. THE COMPANY IS BROADCASTING 24-HOURS A DAY IN SPRINGDALE, ARKANSAS ON K20CT. THE COMPANY SAID IT EXPECTS THE CALL SIGN OF K20CT TO CHANGE TO KVAQ IN THE NEAR FUTURE. AN APPLICATION TO CHANGE THE CALL SIGN WAS FILED ON JANUARY 4TH ACCORDING TO FCC RECORDS. THE UHF TV STATION IS ALSO CARRIED ON A LOCAL CABLE SYSTEM THAT CATERS TO HISPANIC VIEWERS.

THE COMPANY'S CURRENT BROADCAST COVERAGE AREA INCLUDES THE AREA IN NORTHWEST ARKANSAS THE U.S. CENSUS BUREAU REPORTS AS HAVING THE FASTEST GROWING HISPANIC POPULATION RATE IN THE US. THE COMPANY, HOWEVER, IS LOOKING BEYOND THAT IMMEDIATE AREA IN ITS PLANS FOR GROWTH. "WE'RE PLANNING AN AGGRESSIVE ACQUISITION PROGRAM TARGETING ADDITIONAL BROADCAST PROPERTIES IN ARKANSAS AND THROUGHOUT THE SOUTHWEST. THIS AREA IS EXPERIENCING AN EXPLOSION IN HISPANIC IMMIGRATION. OUR STRATEGY IS TO ACQUIRE LOW-POWER BROADCAST TV PROPERTIES AND THEN ESTABLISH

COMMUNITY BASED NEWS AND SALES FORCES," BROOKER NOTED. THE SPRINGDALE HUB WILL EVENTUALLY SERVE AS BOTH OUR NETWORK OPERATIONS CENTER AND CORPORATE HEADQUARTERS.

TO PAY FOR THE EXPANSION, THE COMPANY CONTEMPLATES A ROUND OF PRIVATE FUND RAISING BEGINNING AS EARLY AS FEBRUARY OF THIS YEAR. DESCRIBING THE COMPANY'S PLAN TO RAISE EXPANSION CAPITAL, BROOKER SAID, "WE'RE STUDYING MARKET CONDITIONS AND TALKING TO INVESTMENT BANKERS ABOUT OUR NEEDS AND GOALS FOR CAPITAL. OUR FIRST ROUND OF FUNDRAISING WILL BE IN THE VICINITY OF $5 MILLION DOLLARS."

THE COMPANY HAS MADE AN OFFER ON A 5,000 SQUARE FOOT FACILITY IN DOWNTOWN SPRINGDALE, ARKANSAS. BROOKER SAID THE COMPANY IS ANXIOUS TO GET UNDERWAY WITH ITS STUDIO BUILD-OUT. "THE FACILITY WE HAVE PLANNED WILL ALLOW US TO BEGIN LOCAL NEWSCASTS ALMOST IMMEDIATELY. OUR GOAL IS TO BE IN THE STUDIO AND BROADCASTING LIVE BEFORE THE END OF JANUARY."

SPECIAL NOTE
THIS PRESS RELEASE IS INTENDED AS A FORWARD-LOOKING STATEMENT WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THE RISKS AND UNCERTAINTIES THAT MAY AFFECT THE OPERATIONS, PERFORMANCE, DEVELOPMENT AND RESULTS OF THE COMPANY'S BUSINESS INCLUDE BUT ARE NOT LIMITED TO (I) TECHNOLOGY CHANGES IN THE TELEVISION BUSINESS, (II) THE SUCCESS OF THE COMPANY'S EXPANSION AND MARKETING STRATEGIES, (III) COMPETITION WITHIN THE INDUSTRY, (IV) THE ABILITY OF THE COMPANY TO RAISE CAPITAL, AND (V) THE ABILITY OF THE COMPANY TO MOTIVATE AND RETAIN THE SERVICES OF ITS KEY PERSONNEL TO MEET EVOLVING STAFF REQUIREMENTS.


MEDIA CONTACT INFORMATION:
LOREN PEDERSON
GOLF ENTERTAINMENT MEDIA RELATIONS
GOLF ENTERTAINMENT, INC.
501.936.8111
PEDERSON@AR-CHRONICLE.COM